TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Exhibit 10.6

TERMINALLING, TRANSPORTATION AND STORAGE SERVICES AGREEMENT

This TERMINALLING, TRANSPORTATION AND STORAGE SERVICES AGREEMENT (the “Agreement”) is dated as of October 16, 2013, by and among Western Refining Company, L.P., a Delaware limited partnership, Western Refining Southwest, Inc., an Arizona Corporation (collectively, “WNR”), on the one hand, and Western Refining Terminals, LLC, a Delaware limited liability company (“WRT”), on the other. In consideration of the covenants and obligations contained herein, the Parties to this Agreement hereby agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used throughout this Agreement shall have the meanings set forth below, unless otherwise specifically defined herein.

“Additive Facilities” has the meaning set forth in Section 17.1.

“Additized Gasoline” has the meaning set forth in Section 18.1.

“Adjusted Minimum Asphalt Processing and Blending Commitment” means WNR’s Minimum Asphalt Processing and Blending Commitment, adjusted by deducting the applicable Stipulated Asphalt Processing and Blending Commitment for each Asphalt Terminal that is no longer subject to this Agreement.

“Adjusted Minimum Asphalt Storage Commitment” means WNR’s Minimum Asphalt Storage Commitment adjusted by deducting the applicable Stipulated Asphalt Storage Commitment for each Asphalt Terminal that is no longer subject to this Agreement.

“Adjusted Minimum Asphalt Throughput Commitment” means WNR’s Minimum Asphalt Throughput Commitment, adjusted by deducting the applicable Stipulated Asphalt Throughput Commitment for each Asphalt Terminal that is no longer subject to this Agreement.

“Adjusted Minimum Commitments” means the Adjusted Minimum Product Throughput Commitment, Adjusted Minimum Asphalt Throughput Commitment, Adjusted Minimum Product Additive and Blending Commitment, Adjusted Minimum Asphalt Processing and Blending Commitment, Adjusted Minimum Product Storage Commitment and the Adjusted Minimum Asphalt Storage Commitment.

“Adjusted Minimum Product Additive and Blending Commitment” means WNR’s Minimum Product Additive and Blending Commitment, adjusted by deducting the applicable Stipulated Product Additive and Blending Commitment for each Product Terminal that is no longer subject to this Agreement.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Adjusted Minimum Product Storage Commitment” means WNR’s Minimum Product Storage Commitment adjusted by deducting the applicable Stipulated Product Storage Commitment for each Product Terminal that is no longer subject to this Agreement.

“Adjusted Minimum Product Throughput Commitment” means WNR’s Minimum Product Throughput Commitment, adjusted by deducting the applicable Stipulated Product Throughput Commitment for each Product Terminal that is no longer subject to this Agreement.

“Agreement” has the meaning set forth in the Preamble.

“Applicable Law” means any applicable statute, law, regulation, ordinance, rule, determination, judgment, rule of law, order, decree, permit, approval, concession, grant, franchise, license, requirement, or any similar form of decision of, or any provision or condition of any permit, license or other operating authorization issued by any Governmental Authority having or asserting jurisdiction over the matter or matters in question, whether now or hereafter in effect.

“Asphalt Processing and Blending Services” means the following services: air-blowing (oxidation) and blending (PPA, Hydrolene and other additives).

“Asphalt Terminals” means WRT’s asphalt plant and terminal located in El Paso, Texas, and three stand-alone asphalt terminals located in Albuquerque, New Mexico; Phoenix, Arizona; and Tucson, Arizona.

“Asphalt Third Party Credit” has the meaning set forth in Section 6.2.

“Average Daily Third Party Asphalt Terminal Utilization” has the meaning set forth in Section 6.2.

“Average Daily Third Party Product Terminal Utilization” has the meaning set forth in Section 6.1.

“Barrel” and “barrel” means a volume equal to 42 U.S. gallons of 231 cubic inches each adjusted to net gallons at 60° F in accordance with ASTM D-1250 Petroleum Measurement Tables, or the latest revisions thereof.

“Base Gasoline” has the meaning set forth in Section 18.1.

“Base Invoice Amount” has the meaning set forth in Section 8.1.

“Blending Instructions” has the meaning set forth in Section 21.3.

“bpd” means Barrels per day.

“Business Day” means a day, other than a Saturday or Sunday, on which banks in New York, New York are open for the general transaction of business.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Capacity Resolution” has the meaning set forth in Section 31.3.

“Carrier” means WNR or a third-party agent or contractor hired by WNR, who is in the business of transporting volumes via tank truck or rail car.

“Commencement Date” has the meaning set forth in Section 2.1

“Confidential Information” has the meaning set forth in Section 35.1.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract, or otherwise.

“Credit” has the meaning set forth in Section 8.4.

“DCA” has the meaning set forth in Section 18.1.

“Definitive Agreement” has the meaning set forth in Section 29.2.

“EPA” has the meaning set forth in Section 18.1.

“Ethanol Services” has the meaning set forth in Section 21.1.

“Excess Amounts” means:

(a) with respect to Product throughput services, the fee owed by WNR to WRT for such services in excess of the Minimum Product Throughput Commitment;

(b) with respect to asphalt throughput services, the fee owed by WNR to WRT such services in excess of the Minimum Asphalt Throughput Commitment;

(c) with respect to Product Additive and Blending Services, the fee owed by WNR to WRT for such services in excess of the Minimum Product Additive and Blending Commitment; and

(d) with respect to Asphalt Processing and Blending Services, the fee owed by WNR to WRT for such services in excess of the Minimum Asphalt Processing and Blending Commitment.

“Extension Period” has the meaning set forth in Section 3.1.

“First Offer Period” has the meaning set forth in Section 29.2.

“Force Majeure” means circumstances not reasonably within the control of WRT and which, by the exercise of due diligence, WRT is unable to prevent or overcome that prevent performance of WRT’s obligations, including: acts of God, strikes, lockouts or other industrial disturbances, wars, riots, fires, floods, storms, orders of courts or Governmental Authorities, explosions,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

terrorist acts, accidental disruption of service, breakage, breakdown of machinery, storage tanks or lines of pipe and inability to obtain or unavoidable delays in obtaining material or equipment and similar events.

“Force Majeure Notice” has the meaning set forth in Section 30.1.

“Force Majeure Period” has the meaning set forth in Section 30.1.

“Governmental Authority” means any federal, state, local or foreign government or any provincial, departmental or other political subdivision thereof, or any entity, body or authority exercising executive, legislative, judicial, regulatory, administrative or other governmental functions or any court, department, commission, board, bureau, agency, instrumentality or administrative body of any of the foregoing.

“LAC” has the meaning set forth in Section 18.1.

“Minimum Asphalt Processing and Blending Commitment” means the aggregate minimum processing and blending services set forth on Schedule 5.1; provided however, that the Minimum Asphalt Processing and Blending Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Asphalt Processing and Blending Fee” has the meaning set forth in Section 5.4.

“Minimum Asphalt Storage Commitment” means the aggregate minimum asphalt storage services set forth on Schedule 5.1; provided, however, that the Minimum Asphalt Storage Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Asphalt Storage Reservation Fee” has the meaning set forth in Section 5.2.

“Minimum Asphalt Throughput Commitment” means an aggregate amount of asphalt for each mode of ingress or egress as set forth on Schedule 5.1; provided however, that the Minimum Asphalt Throughput Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Asphalt Throughput Fee” has the meaning set forth in Section 5.3.

“Minimum Commitments” means the Minimum Product Storage Commitment, Minimum Product Throughput Commitment, Minimum Product Additive and Blending Commitment, Minimum Asphalt Storage Commitment, Minimum Asphalt Throughput Commitment and Minimum Asphalt Processing and Blending Commitment.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Minimum Product Additive and Blending Commitment” means the aggregate minimum additive and blending services set forth on Schedule 4.1; provided however, that the Minimum Product Additive and Blending Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Product Additive and Blending Fee” has the meaning set forth in Section 4.4.

“Minimum Product Storage Commitment” means the aggregate minimum Product storage services set forth on Schedule 4.1; provided however, that the Minimum Product Storage Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Product Storage Reservation Fee” has the meaning set forth in Section 4.2.

“Minimum Product Throughput Commitment” means an aggregate amount of Product for each mode of ingress or egress as set forth on Schedule 4.1; provided however, that the Minimum Product Throughput Commitment during the Month in which the Commencement Date occurs shall be prorated in accordance with the ratio of the number of days including and following the Commencement Date in such Month to the total number of days in such Month.

“Minimum Product Throughput Fee” has the meaning set forth in Section 4.3.

“Modified Minimum Asphalt Storage Reservation Fee” means the Minimum Asphalt Storage Reservation Fee for a given Month less any Asphalt Third Party Credit owed to WNR for such Month.

“Modified Minimum Product Storage Reservation Fee” means the Minimum Product Storage Reservation Fee for a given Month less any Product Third Party Credit owed to WNR for such Month.

“Month” means the period commencing on the Commencement Date and ending on the last day of the calendar month in which service begins and each successive calendar month thereafter.

“Notice Period” has the meaning set forth in Section 28.1.

“Partnership” means Western Refining Logistics, LP, a Delaware limited partnership, WRT’s parent entity.

“Partnership Change of Control” means Western Refining, Inc., ceasing to Control, directly or indirectly, the general partner of the Partnership.

“Party” or “Parties” means each of WNR and WRT.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Person” means any individual, partnership, limited partnership, joint venture, corporation, limited liability company, limited liability partnership, trust, unincorporated organization or Governmental Authority or any department or agency thereof.

“Prime Rate” means the prime interest rate as reported in the New York edition of the Wall Street Journal on the due date of the applicable payment.

“Product” means crude oil, blendstocks and refined products.

“Product Additive and Blending Services” means ethanol and biodiesel blending and the injection of the following additives (loading racks and non-rack): generic gasoline additive, corrosion inhibitor #1, corrosion inhibitor #2, lubricity/conductivity additive, red dye, diesel winter additive, jet additive, anti-static additive, pour point depressant, premium diesel additive and any other additives that may be offered by WRT.

“Product Terminals” means WRT’s terminals and tank farms located at each of WNR’s refineries in El Paso, Texas, and Gallup, New Mexico, and stand-alone refined petroleum product terminals located in Bloomfield, New Mexico and Albuquerque, New Mexico.

“Product Third Party Credit” has the meaning set forth in Section 6.1.

“Red Dye” has the meaning set forth in Section 19.1.

“Refineries” means the refineries owned and operated by subsidiaries of Western Refining, Inc., located in El Paso, Texas, and Gallup, New Mexico.

“Restoration” has the meaning set forth in Section 31.2.

“Right of First Refusal” has the meaning set forth in Section 29.2.

“Second Offer Period” has the meaning set forth in Section 29.2.

“Shortfall Amount” has the meaning set forth in Section 8.2.

“Stipulated Asphalt Processing and Blending Commitment” means the stipulated total barrels as set forth for each Asphalt Terminal on Schedule 30.3.

“Stipulated Asphalt Storage Commitment” means the storage capacity at each Asphalt Terminal covered by the Minimum Asphalt Storage Commitment.

“Stipulated Asphalt Throughput Commitment” means the stipulated asphalt volume (pipeline, rail or truck) in barrels per month as set forth for each Asphalt Terminal on Schedule 30.3.

“Stipulated Commitments” means the Stipulated Product Additive and Blending Commitment, Stipulated Asphalt Processing and Blending Commitment, Stipulated Product Storage Commitment, Stipulated Asphalt Storage Commitment, Stipulated Product Throughput Commitment and Stipulated Asphalt Throughput Commitment.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

“Stipulated Product Additive and Blending Commitment” means the stipulated total barrels as set forth for each Terminal on Schedule 30.3.

“Stipulated Product Storage Commitment” means the storage capacity at each Product Terminal covered by the Minimum Product Storage Commitment.

“Stipulated Product Throughput Commitment” means the stipulated Product volume (pipeline, rail or truck) in barrels as set forth for each Product Terminal on Schedule 30.3.

“Suspension Notice” has the meaning set forth in Section 28.1.

“Term” and “Initial Term” shall each have the meaning set forth in Section 3.1.

“Terminals” means the Asphalt Terminals and the Product Terminals.

“Termination Notice” has the meaning set forth in Section 30.1.

“Third Party Credits” means the Asphalt Terminal Third Party Credits and the Product Third Party Credits.

“Transmix” has the meaning set forth in Section 14.1.

“WNR” has the meaning set forth in the Preamble.

“WRT” has the meaning set forth in the Preamble.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 2

COMMENCEMENT DATE

2.1 The date of this Agreement shall be the “Commencement Date”.

ARTICLE 3

TERM

3.1 The initial term of this Agreement shall commence on the Commencement Date and shall continue through October 16, 2023 (the “Initial Term”); provided, however, that the Initial Term may be extended for up to two (2) renewal terms of five (5) years each (each, an “Extension Period”) upon the mutual agreement in writing of WRT and WNR no less than ninety (90) days prior to the end of the Initial Term or the then-current Extension Period. The Initial Term, and any extensions of this Agreement as provided above, shall collectively be referred to herein as the “Term.”

ARTICLE 4

MINIMUM PRODUCT COMMITMENTS

4.1 Minimum Product Commitments. During the Term of this Agreement and subject to the terms and conditions of this Agreement, each Month WNR shall:

(a)	Reserve the Minimum Product Storage Commitment at the Product Terminals for which WNR shall pay a Minimum Product Storage Reservation Fee;

(b)	Throughput the Minimum Product Throughput Commitment at the Product Terminals for which WNR shall pay a Minimum Product Throughput Fee; and

(c)	Utilize additive and blending services at the Product Terminals at the Minimum Product Additive and Blending Commitment for which WNR shall pay a Minimum Product Additive and Blending Fee.

For the avoidance of doubt, these are monthly system-wide fee commitments for all Product Terminals. During the Term of this Agreement and subject to the terms and conditions of this Agreement, each Month WRT shall provide storage services, throughput services and Product Additive and Blending Services at the Product Terminals in no less than the volumes covered under the Minimum Product Storage Commitment, the Minimum Product Throughput Commitment and the Minimum Product Additive and Blending Commitment, as applicable.

4.2 Product Storage Reservation Fee. WRT shall provide Product storage services and WNR shall pay the monthly fee set forth on Schedule 4.2 to reserve, on a firm basis, the Minimum Product Storage Commitment at the Product Terminals. The aggregate of these fees on a monthly basis for all Product Terminals shall be referred to as the “Minimum Product Storage Reservation Fee.” WRT may utilize any shell capacity not being used by WNR to provide storage to third parties, provided, however, that (i) WNR shall be entitled to a corresponding Product Third Party Credit, as defined below, and (ii) WRT shall be required, to the extent WNR desires to utilize any then-available storage capacity, to prioritize WNR’s utilization of such storage capacity over third-party customers.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

4.3 Product Throughput Fees. WRT shall provide Product throughput services and WNR shall pay the per barrel fees set forth on Schedule 4.2 for the Product volumes WNR throughputs at the Product Terminals for the Minimum Product Throughput Commitment. The aggregate of these fees on a monthly basis for all Product Terminals shall be referred to as the “Minimum Product Throughput Fee.” From time to time upon agreement of the Parties and to the extent there is available capacity at any given Product Terminal, WNR may utilize Product throughput capacity in excess of the Minimum Product Throughput Commitment and, in such circumstances, WRT shall prioritize WNR’s utilization of such throughput capacity over third-party customers. Any such excess Product throughput volumes will be at the per barrel throughput fees set forth on Schedule 4.2. WRT may utilize any throughput capacity not being used by WNR to provide throughput to third parties, provided, however, that WRT shall be required, to the extent WNR desires to utilize any then-available throughput capacity, to prioritize WNR’s utilization of such throughput capacity over third-party customers.

4.4 Product Additive and Blending Fees. WRT shall provide the Product Additive and Blending Services and WNR shall pay the per barrel fees set forth on Schedule 4.2 for such Product Additive and Blending Services for the Minimum Product Additive and Blending Commitment. The aggregate of these fees on a monthly basis shall be referred to as the “Minimum Product Additive and Blending Fee.” From time to time upon agreement of the Parties and to the extent there is available capacity at any given Product Terminal, WNR may utilize Product Additive and Blending Services in excess of the Minimum Product Additive and Blending Commitment and, in such circumstances, WRT shall prioritize WNR’s utilization of such Product Additive and Blending Services over third-party customers. Any such excess Product Additive and Blending Services will be at the per barrel fees set forth on Schedule 4.2. In addition, WNR shall reimburse WRT for the costs (including shipping, delivery and other ancillary costs) of all additives WRT injects or blends into volumes tendered by or on behalf of WNR at the Product Terminals. WRT may utilize any additive and blending capacity not being used by WNR to provide additive and blending services to third parties, provided, however, that WRT shall be required, to the extent WNR desires to utilize any then-available additive and blending capacity, to prioritize WNR’s utilization of such additive and blending capacity over third-party customers.

4.5 Additional Services. If WNR requests services related to Products different in kind, scope or frequency from services provided for in this Agreement, then the Parties shall negotiate in good faith to determine whether such services may be provided and the appropriate rates to be charged for such additional services.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 5

MINIMUM ASPHALT COMMITMENTS

5.1 Minimum Asphalt Commitments. During the Term of this Agreement and subject to the terms and conditions of this Agreement, each month WNR shall:

(a) Reserve the Minimum Asphalt Storage Commitment at the Asphalt Terminals for which WNR shall pay the Minimum Asphalt Storage Reservation Fee;

(b) Throughput the Minimum Asphalt Throughput Commitment at the Asphalt Terminals for which WNR shall pay the Minimum Asphalt Throughput Fee; and,

(c) Utilize asphalt processing and blending services at the Asphalt Terminals at the Minimum Asphalt Processing and Blending Commitment for which WNR shall pay a Minimum Asphalt Processing and Blending Fee.

For the avoidance of doubt, these are monthly system-wide fee commitments for all Asphalt Terminals. During the Term of this Agreement and subject to the terms and conditions of this Agreement, each Month WRT shall provide asphalt storage services, asphalt throughput services and Asphalt Processing and Blending Services at the Asphalt Terminals in, at a minimum, the volumes covered under the Minimum Asphalt Storage Commitment, the Minimum Asphalt Throughput Commitment and the Minimum Asphalt Processing and Blending Commitment, as applicable.

5.2 Asphalt Storage Reservation Fee. WRT shall provide asphalt storage services and WNR shall pay a monthly fee set forth on Schedule 5.2 to reserve, on a firm basis, the Minimum Asphalt Storage Commitment at the Asphalt Terminals. The aggregate of these fees on a monthly basis for all Asphalt Terminals shall be referred to as the “Minimum Asphalt Storage Reservation Fee.” WRT may utilize any shell capacity not being used by WNR to provide storage to third parties, provided, however, that (i) WNR shall be entitled to a corresponding Asphalt Third Party Credit, as defined below, and (ii) WRT shall be required, to the extent WNR desires to utilize any then-available storage capacity, to prioritize WNR’s utilization of such storage capacity over third-party customers.

5.3 Asphalt Throughput Fees. WRT shall provide asphalt throughput services and WNR shall pay the per barrel fees set forth on Schedule 5.2 for the asphalt volumes throughput at the Asphalt Terminals for the Minimum Asphalt Throughput Commitment. The aggregate of these fees on a monthly basis for all Asphalt Terminals shall be referred to as the “Minimum Asphalt Throughput Fee.” From time to time upon agreement of the Parties and to the extent there is available capacity at any given Asphalt Terminal, WNR may utilize Asphalt throughput capacity in excess of the Minimum Asphalt Throughput Commitment and, in such circumstances, WRT shall prioritize WNR’s utilization of such throughput capacity over third-party customers. Any such excess Product throughput volumes will be at the per barrel throughput fees set forth on Schedule 5.2. WRT may utilize any throughput capacity not being used by WNR to provide throughput to third parties, provided, however, that WRT shall be required, to the extent WNR desires to utilize any then-available storage capacity, to prioritize WNR’s utilization of such storage capacity over third-party customers.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

5.4 Asphalt Processing and Blending Fees. WRT shall provide the Asphalt Processing and Blending Services and WNR shall pay the per barrel fees set forth on Schedule 5.2 for the Asphalt Processing and Blending Services for the Minimum Asphalt Processing and Blending Commitment. The aggregate of these fees on a monthly basis shall be referred to as the “Minimum Asphalt Processing and Blending Fee.” From time to time upon agreement of the Parties and to the extent there is available capacity at any given Asphalt Terminal, WNR may utilize Asphalt Processing and Blending Services in excess of the Minimum Asphalt Processing and Blending Commitment and, in such circumstances, WRT shall prioritize WNR’s utilization of such asphalt processing and blending services over third party customers. Any such excess Asphalt Processing and Blending Services shall be at the per barrel fees set forth on Schedule 5.2. In addition, WNR shall reimburse WRT for the costs (including shipping, delivery and other ancillary costs) of all additives WRT injects or blends into volumes tendered by or on behalf of WNR at the Asphalt Terminals. WRT may utilize any asphalt processing and blending capacity not being used by WNR to provide asphalt processing and blending to third parties, provided, however, that WRT shall be required, to the extent WNR desires to utilize any then-available asphalt processing and blending capacity, to prioritize WNR’s utilization of such asphalt processing and blending capacity over third-party customers.

5.5 Additional Services. If WNR requests services related to asphalt different in kind, scope or frequency from services provided for in this Agreement, then the Parties shall negotiate in good faith to determine whether such services may be provided and the appropriate rates to be charged for such additional services.

ARTICLE 6

THIRD PARTY CREDITS

6.1 Product Third Party Credit. At the conclusion of each Month, WRT shall calculate the “Average Daily Third Party Product Terminal Utilization” of the Product Terminal storage, which shall be a fraction, (i) the numerator of which is the sum of, for each day in such Month, the number of barrels of Product stored for third parties in the shell capacity set forth on Schedule 4.1 and (ii) the denominator of which is (x) the aggregate shell capacity set forth on Schedule 4.1 multiplied by (y) the number of days in such Month. For each Month, the product of the Average Daily Third Party Product Terminal Utilization and the Minimum Product Storage Reservation Fee shall be the “Product Third Party Credit”. Each Month, the total fees due to WRT for Product storage services at Product Terminals will be reduced (but not below zero) by the amount of such Product Third Party Credit.

6.2 Asphalt Third Party Credit. At the conclusion of each Month, WRT shall calculate the “Average Daily Third Party Asphalt Terminal Utilization” of the Asphalt Terminal storage, which shall be a fraction, (i) the numerator of which is the sum of, for each day in such Month, the number of barrels of Product stored for third parties in the shell capacity set forth on Schedule 5.1 and (ii) the denominator of which is (x) the aggregate shell capacity set forth on Schedule 5.1 multiplied by (y) the number of days in such Month. For each Month, the product of the Average Daily Third Party Asphalt Terminal Utilization and the Minimum Asphalt Storage Reservation Fee shall be the “Asphalt Third Party Credit”. Each Month, the total fees due to WRT for asphalt storage services at the Asphalt Terminals will be reduced (but not below zero) by the amount of such Asphalt Third Party Credit.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 7

SURCHARGES; FEE ADJUSTMENTS

7.1 Surcharges. If WRT agrees to make capital expenditures at WNR’s request or if new laws or regulations that affect any of the services WRT provides to WNR under this Agreement are enacted or promulgated that require WRT to make material (individually or in the aggregate) capital expenditures, WRT shall have the right to impose a monthly surcharge on the services provided under this Agreement to cover the costs of such requested capital expenditures or WNR’s share of the costs of complying with these laws or regulations but only after WRT has made commercially reasonable efforts to mitigate the effect of such laws or regulations. WNR’s share of such costs will be calculated based on the volumes of product WRT has handled for WNR during the previous three (3) months compared to the total volumes of product handled by WRT for the same period.

7.2 Fee Adjustments. All fees set forth in this Agreement shall be adjusted on July 1 of each year by a percentage equal to the change in the Producer Price Index for Finished Goods, seasonally adjusted, as published by the Department of Labor; provided, however, that no fee shall be decreased below the applicable initial minimum fee in effect as of the Commencement Date.

ARTICLE 8

PAYMENT; SHORTFALL PAYMENTS

8.1 Base Invoice Amount. WRT shall invoice WNR for fees owed to WRT monthly based upon actual storage utilized, actual throughput and actual additive, blending and processing services utilized (the “Base Invoice Amount”).

8.2 Shortfall Amount. If the Base Invoice Amount is less than the total of the Modified Minimum Product Storage Reservation Fee, Minimum Product Throughput Fee, Minimum Product Additive and Blending Fee, Modified Minimum Asphalt Storage Reservation Fee, Minimum Asphalt Throughput Fee, and Minimum Asphalt Processing and Blending Fee for such month WRT shall also invoice WNR for such difference (the “Shortfall Amount”).

8.3 Payment Terms. WNR shall pay all amounts due pursuant to Sections 7.1, 8.1, 8.2 and 10.1 within ten (10) calendar days after WNR’s receipt of WRT’s invoices. Any undisputed past due payments owed by WNR to WRT shall accrue interest, payable on demand, at a rate equal to the Prime Rate plus two percent per annum from the due date of the payment through the actual date of payment.

8.4 Shortfall Credit. The dollar amount of any Shortfall Amount attributable to throughput, additive, blending and processing services (but not storage) paid by WNR shall be posted as a credit (a “Credit”) to WNR’s account and may be applied against any Excess Amounts owed by WNR during any of the succeeding twelve (12) Months. Credits will be applied in the order in which such Credits accrue and any remaining portion of the Credit that is not used by WNR during the succeeding twelve (12) Months shall expire (e.g., a Credit that accrues in January 2013 will be available through January 2014, will expire at the end of January 2014, and must be applied prior to applying any Credit which accrued in February 2013).

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 9

VOLUME LOSSES

WRT shall bear the risk of loss for Products volumes throughput by WRT at a Product Terminal to the extent that such losses exceed 0.20% of the Products volumes throughput by WRT at such Product Terminal. Volumes and losses of Products volumes shall be determined and accounted for as of the end of each Month. If volume losses of any Products exceed 0.20% during any particular Month, WRT shall pay WNR for the difference between the actual loss and the 0.20% allowance at a price per barrel for crude oil equal to such Month’s calendar day average for NYMEX WTI less $8.00 per barrel and for all Products other than crude oil equal to the Oil Price Information Service Gulf Coast monthly average for such Product.

ARTICLE 10

REIMBURSEMENT

10.1 WNR shall pay, cause to be paid or reimburse WRT for all taxes (other than income taxes, gross receipt taxes, personalty and other property taxes and similar taxes) and non-routine, non-recurring extraordinary regulatory and third-party fees imposed by any federal, state, local, foreign or other government that WRT incurs on WNR’s behalf for the services provided to WNR under this Agreement. In addition, Western will reimburse WRT for the actual cost of any capital expenditures WRT makes at WNR’s request. WRT and WNR will negotiate in good faith to agree on the amount of such reimbursement.

10.2 If cleaning of any tanks is performed by WRT at the specific request of WNR, WNR shall reimburse WRT for all costs to clean, degas or otherwise prepare the tank(s).

10.3 All of the foregoing reimbursements, together with the additive cost reimbursements described in Sections 4.4 and 5.4, shall be made in accordance with the payment terms set forth in Section 8.3.

ARTICLE 11

CONTROL, CUSTODY, TRANSFER AND TITLE

11.1 Control. Control and operation of the Terminal shall rest exclusively with WRT. WRT shall be an independent contractor with respect to all services it provides under this Agreement. WRT may suspend operations at the Terminal if WRT believes that any Person, equipment, or the environment is at risk of injury or damage.

11.2 Custody.

(a) Pipeline Receipts. For volumes received into a Terminal by pipeline, custody of the volumes shall pass to WRT at the flange where it enters the Terminal’s receiving line.

(b)	Pipeline Deliveries. For volumes delivered by a Terminal into a pipeline, custody of the volumes shall pass to WNR at the flange where it exits the Terminal’s delivery line.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(c)	Rail. For volumes received by rail, custody shall pass to WRT at the flange where the hoses at WRT’s facility interconnect with the rail car.

(d)	Truck. For receipts and deliveries of volumes to or from trucks, custody shall pass at the flange where the hoses at WRT’s facility interconnect with the truck.

11.3 General. Each Party shall be solely responsible for any loss, damage or injury to person or property or the environment, arising out of transportation, possession or use of such volumes while in that Party’s custody, subject to the loss allowance provisions hereof or unless otherwise provided herein. Title to all volumes received in the Terminals by or on behalf of WNR shall remain with WNR at all times. Both Parties acknowledge that this Agreement represents a bailment of such volumes by WNR to WRT and not a consignment of such volumes, it being understood that WRT has no authority hereunder to sell or seek purchasers for the volumes of WNR, except as provided in Section 14 below. WNR hereby warrants that it shall, at all times, have good title to and the right to deliver, throughput, store and receive volumes pursuant to the terms of this Agreement. WNR shall at all times be the blender of record and shall retain and be entitled to any renewable identification numbers.

ARTICLE 12

PRODUCT QUALITY

12.1 WNR warrants that all volumes delivered under this Agreement shall meet the latest applicable specifications for such volumes and contain no deleterious substances or concentrations of any contaminants that may make it or its components commercially unacceptable in general industry application. WNR shall not deliver to any of the Terminals any volumes which: (a) would in any way be injurious to any of the Terminals; (b) would render any of the Terminals unfit for the proper storage of similar products; (c) would contaminate or otherwise downgrade the quality of the products stored; (d) may not be lawfully stored at the Terminals; or (e) otherwise do not meet applicable specifications for such volumes. If, however, there are volumes that do not have such applicable specifications, the specifications shall be mutually agreed upon by the Parties. Should WNR’s commingled volumes not meet or exceed the minimum quality standards set forth in this Agreement, WNR shall be liable for all loss, damage and cost incurred thereby, including damage to volumes of third parties commingled with WNR’s unfit volumes.

12.2 WRT shall have the right to store compatible products received for WNR’s account with products belonging to WRT or third parties in WRT’s fungible products storage tanks. WRT shall handle WNR’s fungible volumes in accordance with WRT’s prevailing practices and procedures for handling such products. The quality of all volumes tendered into storage for WNR’s account shall be verified either by WNR’s refinery analysis or supplier’s certification, such that volumes so tendered shall meet WRT’s specifications. All costs for such analysis shall be borne solely by WNR. WRT shall have the right to sample any volumes tendered to the Terminals hereunder. The cost of such sampling shall be borne solely by WRT. All volumes returned to WNR shall meet or exceed the product specifications of such volumes when delivered by WNR to WRT.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

12.3 WRT shall exercise reasonable care to ensure that all volumes delivered by third Parties into commingled storage with WNR’s volumes meet applicable specifications for such Product. In the event that WNR’s volumes are commingled with third-party volumes that do not meet or exceed the minimum quality standards set forth in this Agreement, WRT shall be liable for all loss, damage and cost incurred thereby.

ARTICLE 13

MEASUREMENT

13.1 All quantities of volumes:

(a)	received or delivered by or into truck or rail shall be measured and determined based upon the meter readings at each Terminal, as reflected by delivery tickets or bills of lading, or if such meters are unavailable, by applicable calibration tables;

(b)	received and delivered by pipeline shall be measured and determined based upon the meter readings of the pipeline operator, as reflected by delivery tickets, or if such meters are unavailable, by applicable calibration tables.

(c)	delivered by book transfer shall be reflected by entries in the books of WRT.

13.2 Meters and temperature probes shall be calibrated according to applicable API standards; provided, however, that those meters utilized to determine losses for purposes of Article 9 shall be calibrated monthly at WRT’s sole expense. WNR shall have the right, at its sole expense, and in accordance procedures at the applicable Terminal, to independently certify said calibration. Storage tank gauging shall be performed by WRT’s personnel. WRT’s gauging shall be deemed accurate unless challenged by an independent certified gauger. WNR may perform joint gauging at its sole expense with WRT’s personnel. If WNR should request an independent gauger, such gauger must be acceptable to WRT, and such gauging shall be at WNR’s sole expense.

ARTICLE 14

PRODUCT DOWNGRADE AND INTERFACE

14.1 Volumes downgraded as a result of ordinary Terminal or pipeline operations including line flushing, rack meter provings or other necessary Terminal operations shall not constitute losses for which WRT is liable to WNR. WRT shall account for the volumes downgraded, and WNR’s inventory of volumes and/or interface shall be adjusted, provided that, in some cases interface volumes (“Transmix”) received shall be ratably shared between WNR and other customers receiving volumes in the same shipment or stored in commingled storage. WNR shall remove its Transmix upon notice from WRT and shall be subject to applicable throughput fees upon its removal. If Transmix is not removed within fifteen (15) days after notification, WRT shall have the right to sell such Transmix at market rates and return any proceeds to WNR, less applicable throughput fees and storage and delivery costs in effect at the time of such sale.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 15

PRODUCT DELIVERIES, RECEIPTS AND WITHDRAWALS

15.1 All supervised deliveries, receipts and withdrawals hereunder shall be made within the normal business hours of each Terminal and at such times as may be required by WNR upon prior notice and approval by WRT, all in accordance with the agreed-upon scheduling. Unsupervised deliveries, receipts and withdrawals shall be made only with WRT’s prior approval and in strict accordance with WRT’s current operating procedures for the Terminals. WNR warrants that all vehicles permitted to enter the Terminals on behalf of WNR shall meet all requirements and standards promulgated by applicable regulatory authority including the Department of Transportation, the Occupational Safety and Health Administration, and the EPA. WNR further warrants that it shall only send to the Terminals those employees, agents and other representatives acting on behalf of and at WNR’s direction who have been properly instructed as to the characteristics and safe hauling methods associated with the products to be loaded and hauled. WNR further agrees to be responsible to WRT for the performance under this Agreement by its third party agents and/or representatives receiving volumes at the Terminals.

15.2 WNR shall withdraw from the Terminals only those volumes that it is authorized to withdraw hereunder. WNR shall neither duplicate nor permit the duplication of any loading device (i.e., card lock access) provided hereunder. WNR shall be fully and solely responsible for all volumes loaded through the use of the loading devices issued to WNR in accordance with this Agreement; provided, however; that WNR shall not have any responsibility or liability hereunder in the event that the load authorization system provided hereunder fails or malfunctions in any way.

15.3 Both Parties shall abide by all federal, state and local statutes, laws and ordinances and all rules and regulations which are promulgated by WRT and which are either furnished to WNR or posted at the Terminals, with respect to the use of the Terminals. It is understood and agreed by WNR that these rules and regulations may be changed, amended or modified by WRT at any time. All changes, amendments and modifications shall become binding upon WNR ten (10) days following the posting of a copy at the affected Terminals or the receipt by WNR of a copy, whichever occurs sooner.

15.4 For all purposes hereunder, WNR’s jobbers, distributors, Carriers, haulers and other customers designated in writing or otherwise by WNR to have loading privileges under this Agreement or having possession of any loading device furnished to WNR pursuant to this Agreement, together with their respective officers, servants and employees, shall, when they access the Terminals, be deemed to be representatives of WNR.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

ARTICLE 16

DELIVERIES INTO TRANSPORT TRUCKS

16.1 Prior to transporting any volumes loaded into transport trucks at the Terminals, WNR and its Carriers shall make or cause to be made, the following certifications on the delivery receipt or bill of lading covering the products received:

the materials being transported are properly classified, described, packaged, marked and labeled, and are in proper condition for transportation according to the applicable regulations of the Department of Transportation; the cargo tank used for this shipment is a proper container for the commodity loaded therein and complies with Department of Transportation specifications and the cargo tank is properly placarded and marked to comply with regulations pertaining to hazardous materials.

16.2 WRT may require each Carrier coming into the Terminals to enter into a customary Access Agreement with WRT and to carry the levels and types of insurance, with appropriate endorsements and certificates, specified for WNR hereunder.

ARTICLE 17

LUBRICITY, CONDUCTIVITY AND OTHER ADDITIVES

17.1 WRT owns, maintains and operates facilities to provide lubricity, conductivity and other additives as set forth in Schedule 4.2 and 5.2 (the “Additive Facilities”) at each of the Terminals. WRT shall continue to maintain and operate such Additive Facilities in accordance with customary industry standards during the term of this Agreement, including all required reporting and record keeping prescribed by Applicable Law.

17.2 During the term of this Agreement, WRT shall arrange for purchase and delivery of any and all required additives for injection through the Additive Facilities at the Terminals.

17.3 During the term of this Agreement, WRT shall inject into all Ultra Low Sulfur Diesel delivered to WNR at the Terminals an amount and type of additives that it determines to be sufficient to comply with current ASTM diesel lubricity and conductivity specifications. WRT shall, upon request, provide WNR with documentation of additive specifications and additive injection, which WRT shall keep on file at each Terminal.

17.4 The cost for these services is set forth on Schedule 4.2.

ARTICLE 18

DCA ADDITIVE INJECTION

18.1 All gasoline volumes leaving the Product Terminals shall be additized (“Additized Gasoline”). As an exception, WRT shall accommodate a request from WNR to lift base gasoline from the Product Terminals. In that case, the bill of lading issued by WRT shall label all such volumes as base gasoline (“Base Gasoline”). WRT shall provide a generic Deposit Control Additive (“DCA”) injection service, including all required reporting and record keeping prescribed by Applicable Law. The additive supplied shall be a U.S. Environmental Protection

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Agency (“EPA”) certified DCA. Subject to the other provisions hereof, WNR may request WRT to instead inject a different proprietary DCA into certain gasoline delivered hereunder, instead of the generic DCA provided by WRT, and WRT shall accommodate such requests, subject to WNR providing a suitable Additized Gasoline system for such proprietary additive. WRT shall ensure that such additive is injected into all appropriate gasoline volumes delivered to WNR at a rate no lower than the Lowest Allowable Concentration (“LAC”) at which such additive was certified. The gasoline additization rate shall be determined by WNR, but shall not be less than 1.1 times the LAC specified by the respective additive manufacturer or supplier. WRT shall accommodate WNR’s requests for higher additive injection rates in accordance with the fees in Schedule 4.2 of this Agreement. WNR shall submit all such requests in writing to WRT.

18.2 Notwithstanding the above, WNR shall be solely responsible for registering with the EPA or any other government agency its use of generic or proprietary additive in its fuels, as required by Applicable Law. WNR shall submit to each applicable Product Terminal evidence of registration in compliance with 40 C.F.R. Part 80. WNR shall also be responsible for full compliance with any quarterly or other regulatory reporting requirements, and any other requirements under Applicable Law, rule or regulation related to use of generic or proprietary additive in WNR’s volumes.

18.3 The cost for these services is set forth on Schedule 4.2.

ARTICLE 19

RED DYE INJECTION

19.1 WRT shall provide a generic red dye additive (“Red Dye”) injection service for diesel, including all required reporting and recordkeeping prescribed by Applicable Law. WRT shall be responsible for determining the injection rates, Red Dye inventory levels, meter readings, and calculations of actual treat rates, in compliance with the minimum levels prescribed by the Internal Revenue Service.

19.2 WNR is responsible for designating which of its accounts shall be authorized to use Red Dye diesel injection services. WRT equipment shall enable designated Carriers and accounts to inject Red Dye upon request prior to loading diesel volumes at Product Terminals. WNR’s and its Carrier shall be solely responsible for designating that a load of diesel volumes be injected with Red Dye, and WRT shall have no liability with regard to whether a load is additized with Red Dye. WRT shall not be responsible for any loss, damage or liability that arises from Carrier injecting or failing to inject Red Dye into WNR’s volumes.

19.3 The cost for these services is set forth on Schedule 4.2.

ARTICLE 20

SPECIAL ADDITIVE EQUIPMENT

20.1 To the extent WNR requests new additive equipment, and subject to the other provisions set forth herein and the availability of suitable space in a Terminal, WRT shall install and maintain at the Terminals, at WNR’s sole risk, cost and expense, such special additive equipment as may be desirable for volumes to be delivered to WNR’s account hereunder. The

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

engineering and installation of any fixture, equipment or appurtenance placed on the Terminals in respect thereof shall be subject to WRT’s prior approval. During the Term of this Agreement, WRT shall operate the special additive equipment, and WRT shall be paid a fee for such operation to be mutually agreed upon by the Parties prior to the installation of such equipment. The location, installation, and maintenance of such special additive equipment shall be as specified in writing by WNR and agreed to by WRT.

20.2 Subject to the supervision of WNR, WRT or its designee shall install the special additive equipment. WNR shall be responsible for 100% of all costs of the additional Additized Gasoline system, including without limitation, costs associated with any required piping, nozzles, fittings, equipment, injection panels, labor and/or installation thereof, and if any existing load rack equipment will not support such additional additive system, then WNR shall bear all costs of enlarging or renovating such load rack to support the additional additive system requested by WNR. WNR shall reimburse WRT for any such costs incurred by WRT within ten days after receipt of an invoice from WRT for such costs. Upon completion of the installation of the additional Additized Gasoline system, the Additized Gasoline system shall become the property of WRT, free and clear of any security interest or lien.

20.3 WNR shall reimburse WRT for any and all necessary modifications to an additional additive system required by WNR during the Term of this Agreement.

ARTICLE 21

ETHANOL BLENDING SERVICES

21.1 Where ethanol receiving, storage and blending facilities are available at a Product Terminal, and upon WNR’s request, WRT shall receive, store and blend ethanol into WNR’s gasoline at a Product Terminal (“Ethanol Services”). WRT shall provide and operate all equipment required for the Ethanol Services. The equipment shall consist of truck and/or rail unloading racks, tanks, pumps, motors, injectors, computer control, and any other ancillary equipment necessary for the providing of the Ethanol Services.

21.2 WNR shall be solely responsible for supplying inventories of ethanol at its own expense, including the scheduling and transporting of ethanol into the Terminals, subject to mutually agreeable notice and scheduling procedures specified by WRT. WRT shall receive WNR’s ethanol into fungible ethanol storage at the Product Terminal.

21.3 WNR shall provide, in writing, to each Product Terminal where Ethanol Services are requested by WNR, the desired blending ratio of ethanol to gasoline, including the minimum Octane (R+M/2) rating (“Blending Instructions”), for each grade of WNR’s gasoline volumes, prior to blending. WRT shall not change the blending ratios without the prior written authorization of WNR.

21.4 WRT shall maintain for a minimum of five (5) years written or electronic records of the type and volume of oxygenate blended into WNR’s gasoline.

21.5 WRT shall maintain an industry standard quality assurance oversight program of the ethanol blending process. WRT shall provide WNR with an end-of-year report that, at a minimum, summarizes the volume of WNR’s gasoline received by WRT, the volume of oxygenate added to WNR’s gasoline, and total volume of blended gasoline.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

21.6 WRT shall allow WNR or its agents to monitor the oxygenate blending operation by periodic audit, sampling, testing and/or records review to ensure the overall volumes and type of oxygenate blended into gasoline is consistent with the oxygenate claimed by WNR as required by 40 CFR 80.101(d)(4)(ii)(B)(2).

21.7 WRT shall rely on Blending Instructions and data provided by WNR in performing its obligations under this Agreement. WNR agrees to be solely responsible for all claims arising from WRT’s use of or reliance on these Blending Instructions and data.

21.8 When performing the Ethanol Services as per WNR’s Blending Instructions, WRT shall not certify to WNR that blended gasoline does or shall meet ASTM D 4814 or any Federal, State, or Local regulatory specifications. WNR agrees that it is receiving from WRT the Blended Gasoline in an “AS IS, WHERE IS” condition without warranties of any kind, including any warranties of merchantability or fitness for a particular purpose, or its ability to meet ASTM or regulatory specifications.

21.9 The cost for these services is set forth on Schedule 4.2.

ARTICLE 22

ACCOUNTING PROVISIONS AND DOCUMENTATION

22.1 WRT shall furnish WNR with the following reports covering services hereunder involving WNR’s volumes:

(a) Within ten (10) Business Days following the end of the Month, a statement showing, by product: (i) WNR’s monthly aggregate deliveries into the Terminals; (ii) WNR’s monthly receipts from the Terminals; (iii) calculation of all of WNR’s monthly storage and handling fees; (iv) WNR’s opening inventory for the preceding Month; (v) appropriate monthly loss allowance adjustments (as applicable in accordance with Article 9); and (vi) WNR’s closing inventory for the preceding Month.

(b) A copy of any meter calibration report, to be available for inspection upon reasonable request by WNR at the Terminals following any calibration.

(c) Upon delivery from the Terminals and to the extent available, a hard copy bill of lading to the Carrier for each truck or rail delivery. Upon reasonable request only, a hard copy bill of lading shall be provided to WNR’s accounting group. Upon each truck delivery from the Terminals, bill of lading information shall be sent electronically through General Electric Information Services Petroex System or other mutually agreeable system.

(d) Transfer documents for each in-tank transfer.

22.2 WRT shall be required to maintain the capabilities to support truck load authorization technologies at each Terminal. However, costs incurred by WRT for periodic

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

software updates, replacement of loading systems or software or other upgrades made at the request of WNR shall be recoverable from WNR either as a lump sum payment or through an increase in terminalling fees. Notwithstanding the foregoing, if an update, replacement or upgrade is made other than at WNR’s request, WRT and WNR shall mutually agree on a fee for such update, replacement or upgrade.

ARTICLE 23

AUDIT AND CLAIMS PERIOD

23.1 Each Party and its duly authorized agents and/or representatives shall have reasonable access to the accounting records and other documents maintained by the other Party which relate to this Agreement, and shall have the right to audit such records at any reasonable time or times during the Term of this Agreement and for a period of up to three years after termination of this Agreement. Claims as to shortage in quantity or defects in quality shall be made by written notice within thirty (30) days after the delivery in question or shall be deemed to have been waived.

ARTICLE 24

LIMITATION ON LIABILITY

24.1 Notwithstanding anything to the contrary contained herein, neither Party shall be liable or responsible to the other Party or such other Party’s affiliated Persons for any consequential, incidental, or punitive damages, or for loss of profits or revenues (collectively referred to as “special damages”) incurred by such Party or its affiliated Persons that arise out of or relate to this Agreement, regardless of whether any such claim arises under or results from contract, tort, or strict liability; provided that the foregoing limitation is not intended and shall not affect special damages imposed in favor of unaffiliated Persons that are not Parties to this Agreement. THE PARTIES AGREE THAT THE RESTRICTIONS AND LIMITATIONS ON DAMAGES CONTAINED HEREIN DO NOT DEPRIVE THE PARTIES OF MINIMUM ADEQUATE REMEDIES UNDER TEXAS UCC SECTION 2-719 OR OTHER APPLICABLE LAW. In addition, WRT shall not be responsible for any loss, damage, demurrage, or expense due to delay in loading or unloading of WNR’s Product or Asphalt except to the extent due to WRT’s gross negligence or willful misconduct.

ARTICLE 25

INDEMNITIES

25.1 Notwithstanding anything else contained in this Agreement, WRT shall release, defend, protect, indemnify, and hold harmless WNR from and against any and all demands, claims (including third party claims), losses, costs, suits, or causes of action (including, but not limited to, any judgments, losses, liabilities, fines, penalties, expenses, interest, reasonable legal fees, costs of suit, and damages, whether in law or equity and whether in contract, tort, or otherwise) for or relating to (i) personal or bodily injury to, or death of the employees of WNR and, as applicable, its Carriers, customers, representatives, and agents, (ii) loss of or damage to any property, products, material, and/or equipment belonging to WNR and, as applicable, its Carriers, customers, representatives, and agents, and each of their respective affiliates, contractors, and subcontractors (except for those volume losses provided for in Article 9), and

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

(iii) loss of or damage to any other property, products, material, and/or equipment of any other description (except for those volume losses provided for in Article 9), and/or personal or bodily injury to, or death of any other person or persons; and with respect to clauses (i) through (iii) above, which is caused by or resulting in whole or in part from the acts and omissions of WRT in connection with the ownership or operation of the Terminals and the services provided hereunder, and, as applicable, its carriers, customers (other than WNR), representatives, and agents, or those of their respective employees with respect to such matters; PROVIDED THAT WRT SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS WNR FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF WNR.

25.2 Notwithstanding anything else contained in this Agreement, WNR shall release, defend, protect, indemnify, and hold harmless WRT and, and each of its respective affiliates, officers, directors, shareholders, agents, employees, successors-in-interest, and assignees from and against any and all demands, claims (including third-party claims), losses, costs, suits, or causes of action (including, but not limited to, any judgments, losses, liabilities, fines, penalties, expenses, interest, reasonable legal fees, costs of suit, and damages, whether in law or equity and whether in contract, tort, or otherwise) for or relating to (i) personal or bodily injury to, or death of the employees of WRT and, as applicable, its carriers, customers, representatives, and agents; (ii) loss of or damage to any property, products, material, and/or equipment belonging to WRT and, as applicable, its carriers, customers, representatives, and agents, and each of their respective affiliates, contractors, and subcontractors (except for those volume losses provided for in Article 9); (iii) loss of or damage to any other property, products, material, and/or equipment of any other description (except for those volume losses provided for in Article 9), and/or personal or bodily injury to, or death of any other person or persons; and with respect to clauses (i) through (iii) above, which is caused by or resulting in whole or in part from the acts and omissions of WNR, in connection with WNR’s and its customers’ use of the Terminals and the services provided hereunder and WNR’s volumes stored hereunder, and, as applicable, its Carriers, customers, representatives, and agents, or those of their respective employees with respect to such matters; PROVIDED THAT WNR SHALL NOT BE OBLIGATED TO INDEMNIFY OR HOLD HARMLESS WRT FROM AND AGAINST ANY CLAIMS TO THE EXTENT THEY RESULT FROM THE BREACH OF CONTRACT, GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF WRT.

ARTICLE 26

INSURANCE

26.1 At all times during the Term of this Agreement and for a period of two (2) years after termination of this Agreement for any coverage maintained on a “claims-made” basis, WNR and/or its Carrier (if applicable) shall maintain at their expense the insurance in the amounts as may be specified in writing by WRT to WNR. WNR shall require that its Carriers provide such insurance, and WNR shall be liable to WRT for their failure to do so. Such insurance shall provide coverage to WRT and such policies, other than Worker’s Compensation Insurance, shall include WRT as an Additional Insured. Each policy shall provide that it is primary to and not contributory with any other insurance, including any self-insured retention, maintained by WRT (which shall be excess) and each policy shall provide the full coverage

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

required by this Agreement. All such insurance shall be written with carriers and underwriters acceptable to WRT, and eligible to do business in the states where the Terminals are located and having and maintaining an A.M. Best financial strength rating of no less than “A-” and financial size rating no less than “VII”; provided that WNR and/or the Carrier may procure worker’s compensation insurance from the state fund of the state where the Terminal(s) are located.

26.2 All such policies must be endorsed with a Waiver of Subrogation endorsement, effectively waiving rights of recovery under subrogation or otherwise, against WRT, and shall contain where applicable, a severability of interest clause and a standard cross liability clause.

26.3 Upon execution of this Agreement and prior to the operation of any equipment by WNR, Carrier or its authorized drivers at the Terminals, WNR and/or Carrier will furnish to WRT, and at least annually thereafter (or at any other times upon request by WRT) during the Term of this Agreement (and for any coverage maintained on a “claims-made” basis, for two (2) years after the termination of this Agreement), insurance certificates and/or certified copies of the original policies to evidence the insurance required herein, including on behalf of Carrier’s contractors providing authorized vehicles or authorized drivers. Such certificates shall be in the form of the “Accord” Certificate of Insurance, and reflect that they are for the benefit of WRT and shall provide that there will be no material change in or cancellation of the policies unless WRT is given at least thirty (30) days prior written notice. Certificates providing evidence of renewal of coverage shall be furnished to WRT prior to policy expiration.

26.4 WNR and/or Carrier shall be solely responsible for any deductibles or self-insured retention.

ARTICLE 27

GOVERNMENT REGULATIONS

27.1 Product Certification. Each Party certifies that none of the products covered by this Agreement were derived from crude petroleum, petrochemical, or gas which was produced or withdrawn from storage in violation of any federal, state or other governmental law, nor in violation of any rule, regulation or promulgated by any governmental agency having jurisdiction in the premises.

27.2 Applicable Law. The Parties are entering into this Agreement in reliance upon and shall fully comply with all Applicable Law which directly or indirectly affects the products throughput hereunder, or any receipt, throughput delivery, transportation, handling or storage of products hereunder or the ownership, operation or condition of each Terminal. Each Party shall be responsible for compliance with all Applicable Laws associated with such Party’s respective performance hereunder and the operation of such Party’s facilities. In the event any action or obligation imposed upon a Party under this Agreement shall at any time be in conflict with any requirement of Applicable Law, then this Agreement shall immediately be modified to conform the action or obligation so adversely affected to the requirements of the Applicable Law, and all other provisions of this Agreement shall remain effective.

27.3 New Or Changed Applicable Law: If during the Term, any new Applicable Law becomes effective or any existing Applicable Law or its interpretations is materially changed,

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

which change is not addressed by another provision of this Agreement and which has a material adverse economic impact upon a Party, either Party, acting in good faith, shall have the option to request renegotiation of the relevant provisions of this Agreement with respect to future performance. The Parties shall then meet to negotiate in good faith amendments to this Agreement that will conform to the new Applicable Law while preserving the Parties’ economic, operational, commercial and competitive arrangements in accordance with the understandings set forth herein.

ARTICLE 28

SUSPENSION OF REFINERY OPERATIONS

28.1 In the event that WNR decides to permanently or indefinitely suspend, in full or in part, refining operations at any of WNR’s Refineries for a period that shall continue for at least twelve (12) consecutive Months, WNR may provide written notice to WRT of WNR’s intent to terminate or proportionately reduce, as applicable, that part of this Agreement relating to the affected Terminals or other facilities at the end of such twelve (12)-Month period (the “Suspension Notice”). Such Suspension Notice shall be effective upon the expiration of the twelve (12)-Month period following the date such notice is sent (the “Notice Period”). If, however, WNR provides notice to WRT, more than two Months prior to the expiration of the Notice Period, of its intent to resume operations at the applicable Refinery or portion thereof, then the Suspension Notice shall be deemed revoked and the applicable portion of this Agreement shall continue in full force and effect as if such Suspension Notice had never been delivered.

28.2 During the Notice Period:

(a) WRT may provide terminalling and/or storage services utilizing the affected Terminals pursuant to one or more third party agreements without the consent of WNR; and

(b) WNR’s Minimum Commitments shall be reduced to the extent of third party usage of such capacity provided that WNR shall still have access on a priority basis to the extent there is available capacity.

28.3 Upon the expiration of the Notice Period, then WNR’s Minimum Commitments shall be adjusted to the Adjusted Minimum Commitments for the remaining unaffected Terminals, by deducting the applicable Stipulated Commitments for the Terminal so removed from this Agreement.

ARTICLE 29

RIGHT TO ENTER INTO NEW AGREEMENT; CAPACITY EXPANSION

29.1 Upon termination of this Agreement for reasons other than (a) a default by WNR pursuant to Section 32.1 or (b) any other termination of this Agreement initiated by WNR, WNR shall have the right to require WRT to enter into a new Terminalling, Transportation and Storage Services agreement with WNR that (y) is consistent with the terms and objectives set forth in this Agreement and (z) has commercial terms that are, in the aggregate, substantially similar to fair market value terms as would be agreed by similarly-situated parties negotiating at arm’s length; provided, however; that the term of any such new transportation services agreement shall not extend beyond the term in effect under the previous Agreement at the time of Termination.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

29.2 In the event that WRT proposes to enter into a Terminalling, Transportation and Storage Services agreement with a third party upon the termination of this Agreement for reasons other than (a) a default by WNR pursuant to Section 32.1 or (b) any other termination of this Agreement initiated by WNR, WRT shall give WNR thirty (30) days’ prior written notice of any proposed new Terminalling, Transportation and Storage Services agreement with a third party, including (x) details of all of the material terms and conditions thereof and (y) a thirty (30)-day period (beginning upon WNR’s receipt of such written notice) (the “First Offer Period”) in which WNR may make a good faith offer to enter into a new Terminalling, Transportation and Storage Services agreement with WRT (the “Right of First Refusal”). If WNR makes an offer on terms no less favorable to WRT than the third-party offer with respect to such Terminalling, Transportation and Storage Services agreement during the First Offer Period, then WRT shall be obligated to enter into a Terminalling, Transportation and Storage Services agreement with WNR on the terms set forth in the notice. If WNR does not exercise its Right of First Refusal in the manner set forth above, WRT may, for the next thirty (30) days, proceed with the negotiation of the third party Terminalling, Transportation and Storage Services agreement. If WRT and the party with which it is negotiating reach and sign a definitive agreement as to all material terms of a third party Terminalling, Transportation and Storage Services Agreement (the “Definitive Agreement”), WRT shall immediately give WNR a full copy of the Definitive Agreement including all schedules and exhibits. WNR shall have thirty (30) days from the date of such notice (the “Second Offer Period”) to enter into an agreement with WRT on the same terms and conditions contained in the Definitive Agreement.

29.3 If WRT proposes the construction or acquisition of any new Terminal or related facility that connects to any Terminal facility, any expansion or enhancement of capacity on any existing Terminal or Terminal facility or any construction of new or the expansion of existing storage capacity associated with the Terminal, then:

(a) WRT shall give prior written notice of such proposal to WNR; and

(b) WNR will have a right of first refusal to reserve some portion or all of the additional throughput capacity or storage capacity on commercial terms that are equal or more favorable to WRT than any commercial terms offered to WRT by a third party.

ARTICLE 30

FORCE MAJEURE

30.1 As soon as possible upon the occurrence of a Force Majeure event, WRT shall provide WNR with written notice of the event identifying the affected Terminals and facilities (a “Force Majeure Notice”). WRT shall also identify in such Force Majeure Notice the approximate length of time that WRT reasonably believes in good faith such Force Majeure shall continue (the “Force Majeure Period”). If WRT advises in any Force Majeure Notice that it reasonably believes in good faith that the Force Majeure Period shall continue for more than twelve (12) consecutive Months, then, subject to Article 32 below, at any time after WRT delivers such Force Majeure Notice, either Party may terminate that portion of this Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

relating to the affected Terminal(s), but only upon delivery to the other Party of a notice (a “Termination Notice”) at least twelve (12) Months prior to the effectiveness of such termination; provided, however; that such Termination Notice shall be deemed cancelled and of no effect if the Force Majeure Period ends prior to the expiration of such twelve (12)-Month period.

30.2 If, during the pendency of a Force Majeure event, WRT is unable to meet the Minimum Commitments set forth in this Agreement, then affected commitments hereunder shall be proportionately reduced.

30.3 If this Agreement is terminated as to a Terminal or facility under this Article 30, then WNR’s Minimum Commitments shall be adjusted to the Adjusted Minimum Commitments, by deducting the applicable Stipulated Commitments for the Terminal so removed from this Agreement.

30.4 For the avoidance of doubt, neither Party may exercise its right under this Article 30 to terminate this Agreement as a result of a Force Majeure with respect to any Terminal that has been unaffected by, or has been restored to working order since, the applicable Force Majeure, including pursuant to a Restoration under Article 31.

ARTICLE 31

CAPABILITIES OF FACILITIES

31.1 Interruptions of Service. WRT shall use reasonable commercial efforts to minimize the interruption of service at each Terminal and any portion thereof. WRT shall promptly inform WNR operational personnel of any anticipated partial or complete interruption of service at any Terminal, including relevant information about the nature, extent, cause and expected duration of the interruption and the actions WRT is taking to resume full operations, provided that WRT shall not have any liability for any failure to notify, or delay in notifying, WNR of any such matters except to the extent WNR has been materially prejudiced or damaged by such failure or delay.

31.2 Maintenance and Repair Standards. Subject to Force Majeure and interruptions for routine repair and maintenance, consistent with customary terminal industry standards, WRT shall maintain each Terminal in a condition and with a capacity sufficient to throughput a volume of WNR’s products at least equal to the respective Minimum Commitments for such Terminal. WRT’s obligations may be temporarily suspended during the occurrence of, and for the entire duration of, a Force Majeure or other interruption of service that prevents WRT from terminalling the Minimum Commitments hereunder. To the extent WRT is prevented from terminalling volumes equal to the full Minimum Commitments for reasons of Force Majeure or other interruption of service, then WNR’s obligation to throughput the Minimum Commitments and pay any Shortfall Payment shall be reduced proportionately. At such time as WRT is capable of terminalling volumes equal to the Minimum Commitments, WNR’s obligation to store or throughput these amounts shall be restored. If, for any reason, the throughput or storage capacity of any Terminal should fall below that required by WNR for that Terminal, then within a reasonable period of time after the commencement of such reduction, WRT shall make repairs to the Terminal to restore the Terminal to the storage or throughput capacity required by WNR (“Restoration”). Except as provided below in Section 31.3 and 31.4, all of such Restoration shall

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

be at WRT’s cost and expense, unless the damage creating the need for such repairs was caused by the negligence or willful misconduct of WNR, its employees, agents, representatives or customers.

31.3 Capacity Resolution. In the event of the failure of WRT to maintain any Terminal in a condition and with a capacity sufficient to throughput a volume of WNR’s products as required by WNR, then either Party shall have the right to call a meeting between executives of both Parties by providing at least two (2) Business Days’ advance written notice. Any such meeting shall be held at a mutually agreeable location and will be attended by executives of both Parties each having sufficient authority to commit his or her respective Party to a Capacity Resolution (hereinafter defined). At the meeting, the Parties will negotiate in good faith with the objective of reaching a joint resolution for the Restoration of capacity on the Terminal which will, among other things, specify steps to be taken by WRT to fully accomplish Restoration and the deadlines by which the Restoration must be completed (the “Capacity Resolution”). Without limiting the generality of the foregoing, the Capacity Resolution shall set forth an agreed upon time schedule for the Restoration activities. Such time schedule shall be reasonable under the circumstances, consistent with customary terminal industry standards and shall take into consideration WRT’s economic considerations relating to costs of the repairs and WNR’s requirements concerning its refining and marketing operations. WRT shall use commercially reasonable efforts to continue to provide storage and throughput of WNR’s products at the affected Terminal, to the extent the Terminal has capability of doing so, during the period before Restoration is completed. In the event that WNR’s economic considerations justify incurring additional costs to restore the Terminal in a more expedited manner than the time schedule determined in accordance with the preceding sentence, WNR may require WRT to expedite the Restoration to the extent reasonably possible, subject to WNR’s payment, in advance, of the estimated incremental costs to be incurred as a result of the expedited time schedule. Upon completion, WNR shall pay the difference between the actual portion of Restoration costs to be paid by WNR pursuant to this Section 31.3 and the estimated amount paid under the preceding sentence within thirty (30) days after receipt of WRT’s invoice therefor, or, if appropriate, WRT shall pay WNR the excess of the estimate paid by WNR over WRT’s actual costs as previously described within thirty (30) days after completion of the Restoration.

31.4 WNR’s Right To Cure. If at any time after the occurrence of (x) a Partnership Change of Control or (y) a sale of a Refinery, WRT either (i) refuses or fails to meet with WNR within the period set forth in Section 31.3, (ii) fails to agree to perform a Capacity Resolution in accordance with the standards set forth in Section 31.3, or (iii) fails to perform its obligations in compliance with the terms of a Capacity Resolution, WNR may, as its sole remedy for any breach by WRT of any of its obligations under Section 31.3, require WRT to complete a Restoration of the affected Terminal, subject to and to the extent permitted under the terms, conditions and/or restrictions of applicable leases, permits and/or Applicable Law. Any such Restoration required under this Section 31.4 shall be completed by WRT at WNR’s cost. WRT shall use commercially reasonable efforts to continue to provide storage and throughput of WNR’s products at the affected Terminal, during the period while such Restoration is being completed. Any work performed by WRT pursuant to this Section 31.4 shall be performed and completed in a good and workmanlike manner consistent with applicable industry standards and in accordance with all applicable laws, rules and/or regulations. Additionally, during such period

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

after the occurrence of (x) a Partnership Change of Control or (y) a sale of a Refinery, WNR may exercise any remedies available to it under this Agreement (other than termination), including the right to immediately seek temporary and permanent injunctive relief for specific performance by WRT of the applicable provisions of this Agreement, including, without limitation, the obligation to make Restorations as described herein.

31.5 Commingled Storage. All storage and throughput of WNR’s volumes shall be on a fungible commingled basis, and WRT may commingle such volumes with products of like grade and kind. All tank heels shall be allocated among all storage users on a pro rata basis. WRT shall have the right to enter into arrangements with third parties to throughput and store volumes at each Terminal, provided however, that WRT shall not enter into any third party arrangements that would restrict or limit the ability of WNR to throughput or store the Minimum Product Throughput Commitment, Minimum Asphalt Throughput Commitment, Minimum Product Storage Commitment or Minimum Asphalt Storage Commitment at each Terminal each Month without proration or allocation, on reasonable schedules consistent with WNR’s requirements, and to receive the services provided herein.

31.6 Dedicated Storage. In the event that the Parties determine to use dedicated storage tanks during the Term of this Agreement, such storage tanks and capacities shall be dedicated and used exclusively for the storage and throughput of WNR’s product. For those dedicated tanks, WNR shall be responsible for providing all tank heels required for operation of such tanks.

ARTICLE 32

TERMINATION

32.1 Termination for Default. A Party shall be in default under this Agreement if:

(a) the Party materially breaches any provision of this Agreement and such breach is not cured within twenty (20) Business Days after notice thereof (which notice shall describe such breach in reasonable detail) is received by such Party; or

(b) the Party (i) files a petition or otherwise commences, authorizes or acquiesces in the commencement of a proceeding or cause of action under any bankruptcy, insolvency, reorganization or similar Applicable Law, or has any such petition filed or commenced against it which is not withdrawn or dismissed within thirty (30) days, (ii) makes an assignment or any general arrangement for the benefit of creditors, (iii) otherwise becomes bankrupt or insolvent (however evidenced) or (iv) has a liquidator, administrator, receiver, trustee, conservator or similar official appointed with respect to it or any substantial portion of its property or assets which is not withdrawn or dismissed within thirty (30) days.

If any of the Parties is in default as described above, then the non-defaulting Party may: (i) terminate this Agreement upon notice to the defaulting Parties; (ii) withhold any payments due to the defaulting Parties under this Agreement; and/or (iii) pursue any other remedy at law or in equity.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

32.2 WNR shall, upon expiration or termination of this Agreement, promptly remove all of its products including any downgraded and interface product from the Terminals within thirty (30) days of such termination or expiration to the extent such removal is possible within this time frame. In the event all of the product is not removed within such thirty (30) day period, WNR shall be assessed storage fees to all products held in storage more than thirty (30) days beyond the termination or expiration of this Agreement until such time WNR’s entire product is removed from the Terminals.

32.3 WNR shall, upon expiration or termination of this Agreement, promptly remove any and all of its owned equipment not purchased by WRT pursuant to Article 20 above, and restore the Terminals to their condition prior to the installation of such equipment.

ARTICLE 33

ASSIGNMENT; PARTNERSHIP CHANGE OF CONTROL

33.1 WNR shall not assign any of its obligations hereunder without WRT’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however; that WNR may assign this Agreement, without WRT’s consent, (a) to an affiliate; provided such assignment shall not relieve WNR of its obligations under this Agreement and (b) in connection with a sale by WNR of a Refinery associated with one of WRT’s Terminals so long as the transferee: (i) agrees to assume all of WNR’s obligations under this Agreement with respect to the associated Terminal(s); and (ii) is financially and operationally capable of fulfilling the terms of this Agreement, which determination shall be made by WRT in its reasonable judgment.

33.2 WRT shall not assign any of its rights or obligations under this Agreement without WNR’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed; provided, however, that (i) WRT may assign this Agreement, without WNR’s consent, (a) to an affiliate; provided such assignment shall not relieve WRT of its obligations under this Agreement and (b) in connection with a sale by WRT of one or more of its Terminals so long as the transferee: (A) agrees to assume all of WRT’s obligations under this Agreement with respect to the associated Terminal(s); (B) is financially and operationally capable of fulfilling the terms of this Agreement, which determination shall be made by WNR in its reasonable judgment; and (C) is not a competitor of WNR; and (ii) WRT shall be permitted to make a collateral assignment of this Agreement solely to secure working capital financing for WRT.

33.3 If either WNR or WRT assigns its rights or obligations under this Agreement relating to a specific Terminal (other than an assignment to an affiliate), then:

(a) the Minimum Commitments with respect to such Terminal shall be converted to the Adjusted Minimum Commitments, excluding such transferred Terminal; and,

(b) both WNR’s and WRT’s obligations shall continue with respect to the remaining Terminals.

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

33.4 Any assignment that is not undertaken in accordance with the provisions set forth above shall be null and void ab initio. A Party making any assignment shall promptly notify the other Party of such assignment, regardless of whether consent is required. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns.

33.5 WNR’s obligations hereunder shall not terminate in connection with a Partnership Change of Control, provided however, that in the case of a Partnership Change of Control, WNR shall have the option to extend the Term of this Agreement as provided in Article 3.

ARTICLE 34

NOTICE

34.1 All notices, requests, demands, and other communications hereunder will be in writing and will be deemed to have been duly given: (i) if by transmission by facsimile or hand delivery, when delivered; (ii) if mailed via the official governmental mail system, five (5) Business Days after mailing, provided said notice is sent first class, postage pre-paid, via certified or registered mail, with a return receipt requested; (iii) if mailed by an internationally recognized overnight express mail service such as Federal Express or UPS one (1) Business Day after deposit therewith prepaid; or (iv) if by e-mail, one Business Day after delivery with receipt confirmed. All notices will be addressed to the Parties at the respective addresses as follows (or to such other address or to such other person as either Party will have last designated by notice to the other Party):

If to WNR, to:

Attn: President – Refining & Marketing

Western Refining Company, L.P.

Western Refining Southwest, Inc.

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-683-5736

With a copy to:

Attn: Office of the General Counsel

Western Refining Company, L.P.

Western Refining Southwest, Inc.

Western Refining Wholesale, Inc.

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-797-2650

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

If to WRT, to:

Attn: Senior Vice President - Operations

Western Refining Terminals, LLC

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-683-5737

With a copy to:

Attn: Office of the General Counsel

Western Refining Terminals, LLC

1250 W. Washington Street, Suite 101

Tempe, Arizona 85281

Facsimile: 602-797-2650

ARTICLE 35

CONFIDENTIAL INFORMATION

35.1 The Parties understand and agree that the terms and conditions of this Agreement, all documents referred to herein and all communications between the Parties regarding this Agreement and the Services (collectively, the “Confidential Information”) are confidential, shall only be used in connection with this Agreement and shall not, without the other Party’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, be disclosed by a Party to a third party at any time other than to: (i) a Party’s parent, affiliate or subsidiary entities, and their respective officers, directors, employees, accountants, attorneys or consultants; (ii) as may be necessary to enforce their respective rights under this Agreement; (iii) to the extent necessary or required by Laws, legal process, order of court or other judicial body, or pursuant to any government agency, regulatory body or security exchange; or (iv) to a purchaser or potential purchaser of all or substantially all of a Party’s assets or interests or to a potential purchaser of the assets or interest in any Terminal or facility which is under a written obligation of confidentiality to the Party disclosing such information and which agrees to be bound by the non-disclosure provisions herein. Notwithstanding anything herein to the contrary, the Parties may disclose the existence of and general terms regarding the Agreement to third parties, though not specific terms such as pricing, without the need for such consent. Confidential Information shall not include information which is or becomes available to the general public without fault of the receiving Party, was in the possession of the receiving Party on a non-confidential basis prior to receipt from the disclosing Party, is obtained by the receiving Party without confidentiality obligations, or is independently developed by the receiving Party without reference to or use of the disclosing Party’s Confidential Information. The obligations in this Article 35 shall survive the termination of this Agreement for a period of two (2) years.

ARTICLE 36

MISCELLANEOUS

36.1 Modification; Waiver. This Agreement may be terminated, amended or modified only by a written instrument executed by the Parties. Any of the terms and conditions of this Agreement may be waived in writing at any time by the Party entitled to the benefits thereof. No waiver of any of the terms and conditions of this Agreement, or any breach thereof, will be effective unless in writing signed by a duly authorized individual on behalf of the Party against

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

which the waiver is sought to be enforced. No waiver of any term or condition or of any breach of this Agreement will be deemed or will constitute a waiver of any other term or condition or of any later breach (whether or not similar), nor will such waiver constitute a continuing waiver unless otherwise expressly provided.

36.2 Entire Agreement. This Agreement, together with the Schedules, constitutes the entire agreement among the Parties pertaining to the subject matter hereof and supersedes all prior agreements and understandings of the Parties in connection therewith.

36.3 Governing Law; Jurisdiction. This Agreement shall be governed by the laws of the State of Texas without giving effect to its conflict of laws principles. In the event any dispute between the Parties is not resolved by arbitration as set forth herein, each Party hereby irrevocably submits to the exclusive jurisdiction of any federal court of competent jurisdiction situated in the United States District Court for the Southern District of Texas sitting in Houston, Texas, or if such federal court declines to exercise or does not have jurisdiction, in the district court of Harris County, Texas. The Parties expressly and irrevocably submit to the jurisdiction of said Courts and irrevocably waive any objection which they may now or hereafter have to the laying of venue of any action, suit or proceeding arising out of or relating to this Agreement brought in such Courts, irrevocably waive any claim that any such action, suit or proceeding brought in any such Court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such claim, action, suit or proceeding brought in any such Court, that such Court does not have jurisdiction over such Party. The Parties hereby irrevocably consent to the service of process by registered mail, postage prepaid, or by personal service within or without the State of Texas. Nothing contained herein shall affect the right to serve process in any manner permitted by law.

36.4 Counterparts. This Agreement may be executed in one or more counterparts (including by facsimile or portable document format (pdf)) for the convenience of the Parties hereto, each of which counterparts will be deemed an original, but all of which counterparts together will constitute one and the same agreement.

36.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be valid and effective under applicable law, but if any provision of this Agreement or the application of any such provision to any person or circumstance will be held invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision hereof, and the Parties will negotiate in good faith with a view to substitute for such provision a suitable and equitable solution in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

36.6 No Third Party Beneficiaries. It is expressly understood that the provisions of this Agreement do not impart enforceable rights in anyone who is not a Party or successor or permitted assignee of a Party.

36.7 ARBITRATION. THE PARTIES AGREE THAT TO THE EXTENT ANY DISPUTE DOES NOT INVOLVE DISPUTED AMOUNTS IN EXCESS OF $1,000,000, ANY SUCH DISPUTE RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

DECIDED BY CONFIDENTIAL, BINDING NEUTRAL ARBITRATION AS PROVIDED BY TEXAS LAW TO BE CONDUCTED IN ACCORDANCE WITH THE JAMS STREAMLINED ARBITRATION RULES AND PROCEDURES BY A SINGLE NEUTRAL ARBITRATOR. THE PARTIES ARE GIVING UP ANY RIGHTS EACH MIGHT POSSESS TO DISCOVERY AND APPEAL OF SUCH DISPUTES AND TO HAVE SUCH DISPUTES LITIGATED IN A COURT OR BY JURY TRIAL. THE AGREEMENT TO THIS PROVISION IS VOLUNTARY. Unless the Parties agree otherwise, the place of any arbitration shall be Harris County, Texas. The arbitrators shall issue a reasoned written decision and award which shall not include any damages which are prohibited hereunder. The obligations of the Parties under this Section shall survive the expiration or termination of this Agreement. In the event that any dispute involves amounts in excess of $1,000,000, the Parties may litigate the dispute in accordance with the remaining provisions of this Agreement.

36.8 WAIVER OF JURY TRIAL. EACH PARTY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDINGS RELATING TO THIS AGREEMENT OR ANY PERFORMANCE OR FAILURE TO PERFORM OF ANY OBLIGATION HEREUNDER.

36.9 Schedules. Each of the Schedules attached hereto and referred to herein is hereby incorporated in and made a part of this Agreement as if set forth in full herein.

[Remainder of this page intentionally left blank.]

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

IN WITNESS WHEREOF, the Parties hereto have duly executed this Agreement as of the date first above written.

WESTERN REFINING COMPANY, L.P.

By:	Western Refining GP, LLC, its general partner

By:	/s/ Mark J. Smith
Name:	Mark J. Smith
Title:	Executive Vice President

WESTERN REFINING SOUTHWEST, INC.

By:	/s/ Gary R. Dalke
Name:	Gary R. Dalke
Title:	Chief Financial Officer

WESTERN REFINING TERMINALS, LLC

By:	/s/ Lowry Barfield
Name:	Lowry Barfield
Title:	Senior Vice President – Legal, General Counsel and Secretary

Signature Page – Terminalling Agreement

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 4.1

Minimum Product Commitments

A. Minimum Product Storage Commitment

Terminal/Tank Type	Minimum Product Storage Commitment (barrels)
Albuquerque, NM
Standard Tankage	167,516

Bloomfield, NM
Standard Tankage	606,152

Gallup, NM
Standard Tankage	839,347
Bullets & spheres	64,345

El Paso, TX
Standard Tankage	4,961,705
Asphalt Tankage	131,408
Bullets & spheres	88,122

B. Minimum Product Additive and Blending Commitment

Terminal	Minimum Additive Injection Commitment (Loading Rack) (barrels/month)	Minimum Additive Injection Commitment (Non-Rack) (barrels/month)	Minimum Ethanol and Biodiesel Blending Commitment
Albuquerque, NM	130,134	—	130,133
El Paso, TX	209,261	2,656,010	238,577
Gallup, NM	336,045	1,326,761	99,006
Bloomfield, NM	214,133	—	110,000

C. Minimum Product Throughput Commitment

Description	Minimum Product Throughput Commitment (barrels/ month)
Pipeline Inbound/Outbound	6,826,633
Rail Inbound/Outbound	353,944
Truck Inbound/Outbound	1,661,686

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 4.2

Minimum Product Fees

A. Minimum Product Storage Reservation Fee

Terminal/Tank Type	Minimum Product Storage Capacity (barrels)	Monthly Rate ($/barrel)
Albuquerque, NM
Standard Tankage	167,516	*	*

Bloomfield, NM
Standard Tankage	606,152	*	*

Gallup, NM
Standard Tankage	839,347	*	*
Bullets & spheres	64,345	*	*

El Paso, TX
Standard Tankage	4,961,705	*	*
Asphalt Tankage	131,408	*	*
Bullets & spheres	88,122	*	*

B. Minimum Product Additive and Blending Fee

Description of Services	Rate ($/barrel)
Additive injection fee (loading racks)	$	*	*
Additive injection fee (non-rack)	$	*	*
Ethanol and biodiesel blending	$	*	*

C. Minimum Product Throughput Fee

Description	Rate ($/ barrel)
Pipeline Inbound/Outbound	$	*	*
Rail Inbound/Outbound	$	*	*
Truck Inbound/Outbound	$	*	*

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 5.1

Minimum Asphalt Commitments

A. Minimum Asphalt Storage Commitment

Terminal	Non-Asphalt Minimum Storage Commitment (barrels)	Asphalt Minimum Storage Commitment (barrels)
Albuquerque, NM	1,462	37,479
El Paso, TX	—	202,043
Phoenix, AZ	1,475	22,300
Tucson, AZ	—	208,709

	2,937	470,531

B. Minimum Asphalt Throughput Commitment

Description	Minimum Asphalt Throughput Commitment (barrels/month)
Pipeline Inbound/Outbound	133,333
Rail or Truck Inbound/Outbound	350,000

C. Minimum Asphalt Processing and Blending Commitment

Terminal	Minimum Asphalt Air- Blowing Commitment (barrels/month)	Minimum Asphalt Blending Commitment (barrels/month)
El Paso, TX	113,333	24,000

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 5.2

Minimum Asphalt Fees

A. Minimum Asphalt Storage Reservation Fees

Terminal	Non-Asphalt Minimum Storage Commitment (barrels)	Standard Tankage Monthly Rate ($/barrel)		Asphalt Minimum Storage Commitment (barrels)	Asphalt Tankage Monthly Rate ($/barrel)
Albuquerque, NM	1,462	*	*	37,479	*	*
El Paso, TX	—	*	*	202,043	*	*
Phoenix, AZ	1,475	*	*	22,300	*	*
Tucson, AZ	—	*	*	208,709	*	*

	2,937			470,531

B. Minimum Asphalt Throughput Fees

Description	Rate (per barrel)
Pipeline Inbound/Outbound	$	*	*
Rail or Truck Inbound/Outbound	$	*	*

C. Minimum Asphalt Processing and Blending Fees

Description of Services	Rate (per barrel)
Air-blowing (Oxidation)	$	*	*
Blending (PPA, Hydrolene® and other additives)	$	*	*

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

Schedule 30.3

Stipulated Commitments

A. Stipulated Product Storage Commitment

Terminal/Tank Type	Stipulated Product Storage Commitment (barrels/month)

Albuquerque, NM
Standard Tankage	167,516

Bloomfield, NM
Standard Tankage	606,152

Gallup, NM
Standard Tankage	839,347
Bullets & spheres	64,345

El Paso, TX
Standard Tankage	4,961,705
Asphalt Tankage	131,408
Bullets & spheres	88,122

B. Stipulated Product Throughput Commitment

Terminal	Pipeline In/Out (barrels/month)	Rail or Truck In/Out (barrels/month)
Albuquerque, NM	96,733	281,600
El Paso, TX	5,625,457	653,252
Gallup, NM	763,410	765,138
Bloomfield, NM	341,033	315,640
Phoenix, AZ	—	—
Tucson, AZ	—	—

C. Stipulated Product Additive and Blending Commitment

Terminal	Stipulated Product Additive and Blending Commitment (barrels/month)
Albuquerque, NM	260,267
El Paso, TX	3,103,848
Gallup, NM	1,761,812
Bloomfield, NM	324,133
Total:	5,450,060

TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT FOR THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH TWO ASTERISKS (**).

D. Stipulated Asphalt Storage Commitment

Terminal	Standard Tankage Firm Capacity (barrels/month)	Asphalt Tankage Firm Capacity (barrels/month)
Albuquerque, NM	1,462	37,479
El Paso, TX	—	202,043
Phoenix, AZ	1,475	22,300
Tucson, AZ	—	208,709

	2,937	470,531

E. Stipulated Asphalt Throughput Commitment

Terminal	Asphalt Pipeline In/Out (barrels/month)	Asphalt Rail or Truck In/Out (barrels/month)
Albuquerque, NM	—	37,500
El Paso, TX	133,333	133,334
Gallup, NM	—	—
Bloomfield, NM	—	—
Phoenix, AZ	—	108,333
Tucson, AZ	—	70,833

F. Stipulated Asphalt Processing and Blending Commitment

Terminal	Asphalt Processing and Blending (barrels/month)
El Paso, TX	137,333